Exhibit 10.1

MEMORANDUM OF AGREEMENT

BY AND BETWEEN:	DAVIDsTEA (USA) INC.

(the "Employer")

AND:	CHRISTINE BULLEN

(the "Executive")

WHEREAS the Employer and the Executive entered into an Employment Agreement effective on May 24, 2016 (the "Employment Agreement");

WHEREAS the Employer and the Executive entered into a Memorandum of Agreement effective on January 31, 2017 (the “1st Memorandum of Agreement”) to temporary change in the Executive’s role and compensation under the Employment Agreement;

WHEREAS the Employer and the Executive have agreed to change in the Executive’s role and compensation in accordance with the terms and conditions of the present Memorandum of Agreement (the "2nd Memorandum of Agreement");

NOW, THEREFORE for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

1.1        Section 2.2 of the Employment Agreement is replaced in its entirety with the following:

“Title and Position

a)   Effective April 12, 2017, the Executive was appointed as Chief Operating Officer of DAVIDsTEA Inc. (“DTI”) and President of DAVIDsTEA (USA) Inc. and ceased to act as Managing Director USA and Interim President and CEO of DTI.

b)   Considering the appointment of the new President and CEO and the new title and position of the Executive, the Executive ceased to be a member of the Board of Directors of the Employer DTI, she ceased to have the powers and authority and to perform the duties and functions typically performed by the President and CEO of a publicly listed company;

c)   As Chief Operating Officer and President of DAVIDsTEA (USA) Inc., the Executive now reports to and is subject to the direction of the President & CEO of DTI.

d)   As Chief Operating Officer, the Executive’s main objectives will be to lead and oversee the DTI’s ongoing operations and procedures in accordance with the strategic plan and budget.   As a key member of the Executive Leadership Team, reporting to the President & CEO of DTI, this role will be DTI’s second‑in‑command and responsible for the efficiency of the business.  The role requires a passionate leader who brings a strong background in retail and wholesale. The Executive will be the implementer who works collaboratively with the President & CEO to create an evolving organizational structure, and will create a leadership team that will support the core strategies of developing people, process and strong, executable financial goals.

e)   The primary responsibilities of the Executive as Chief Operating Officer will be as follows:

•	Oversee the day-to-day operations towards the achievement of established goals while enhancing profitability;
•	Collaboratively manage with other executive level positions the activities to ensure maximum profits commensurate with the best interest of members and employees;
•	Responsible for the clear communication of goals, objectives, organization direction, policies, procedures, rules and regulations to employees within area of responsibility;
•	Collaborate with the President & CEO to execute all new retail programs and goals to ensure smooth roll out, which entails directing all departments to ensure the President & CEO’s goals are achieved;
•

Keep the President & CEO informed in a timely and candid manner of the conduct of the day-to-day operations towards the achievement of its established goals and of all material deviations from the goals or objectives and policies established in collaboration with the Board;

•	Organize and ensure all departments are held accountable to meet goals & deadlines;
•	Direct Retail Operations Directors for Canada & USA and responsible of Retail Operations policy guides & training;
•	Oversee and manage all in-store signage and visual merchandising and ensure that they adhere to the approved vision;
•	Oversee all new store developments and ensure that they meet the expectations and deadlines;
•	Oversee all sales;
•	Assess and manage the principal risks of the business within operations (proposals, projects and staffing); and
•	Assist the President & CEO in establishing an appropriate organization structure;
•	Foster a culture that promotes customer focus and service and encourages performance & individual integrity.

f)   The primary responsibilities of the Executive as President of DAVIDsTEA (USA) Inc. will be as follows:

•	Responsible for the P & L of all business channels (retail stores, web/e-comm, HRI, etc.) in the territory of the USA; and

•	Perform the duties and functions typically performed by the head of a country business unit / division.

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ARTICLE II

2.1        In Section 2.4 of the Employment Agreement, fifth line, the following terms “with regular periodic travel to our Store Support Centre in Montreal, Canada” are replaced by “and Canada, including regular travel to our Store Support Center in Montreal, Canada”.

ARTICLE III

3.1        Section 2.5 of the Employment Agreement is replaced in its entirety with the following:

“Work Permit

A work permit will likely be required for the Executive to enter the territory of Canada for the purposes of discharging her duties for the purposes of this Agreement. Such work permit shall be obtained by the Executive, with the Employer's and DTI's support, and at the expense of the Employer. The Executive has no reason to believe that she will be denied a work permit to enter the territory of Canada and understands that she must obtain and hold a valid work permit at all times during this Agreement.”

ARTICLE IV

4.1        Sections 3.1 and 3.2 of the Employment Agreement are replaced in their entirety with the following:

”3.1 Base Salary

The annual base salary of the Executive shall be USD$340,000 (the "Base Salary"), payable in accordance with the Employer’s normal payroll practices, less applicable deductions.

3.2 Performance Bonus

(a)        For each fiscal year of DTI, the Executive shall be eligible to receive an annual cash performance bonus with a target amount representing 40% of the Executive's Base Salary (the "Target Bonus"). Subject to paragraph (b) below, the Target Bonus shall be payable to the Executive in the event that the HRCC determines that the Executive has achieved performance objectives established by the HRCC in respect of the applicable fiscal year. The Executive's annual cash performance bonus may exceed the Target Bonus and be up to 100% of the Executive's Base Salary in the event that the HRCC determines, in its sole discretion, that the Executive has significantly exceeded the performance objectives determined by the HRCC for the applicable fiscal year.

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(b)        The Executive hereby agrees that the bonus referred to in Section 2.2 (a) shall be payable provided the Executive remains Actively Employed for the fiscal year to which the bonus relates.”

ARTICLE V

GENERAL PROVISIONS

5.1        Entire Agreement

This Agreement, together with the Employment Agreement constitute the entire agreement between the parties with respect to the matter herein and supersede all prior agreements relating to the subject matter hereof. For greater clarity, the parties hereby agree that, except as provided herein, all other terms and conditions of the Executive's employment pursuant to the Employment Agreement shall remain unchanged. The execution of this Agreement has not been induced by, nor do any of the parties rely upon or regard as material, any representations, promises, agreements or statements whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by a memorandum in writing signed by the parties.

5.2        Taxes

The Executive acknowledges and agrees that all payments, perquisites or benefits under this Agreement shall be subject to withholding of such amounts, if any, relating to tax or other payroll deductions as the Employer may reasonably determine that it should withhold pursuant to any applicable law or legislation. Nothing in this Agreement shall be construed to obligate the Employer to compensate the Executive for adverse tax consequences associated with her compensation,  as the case may be.

5.3        Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

5.4        Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts. Any dispute concerning the terms of this Agreement and/or the employment relationship between the Employer and the Executive, including the termination of that relationship, shall be finally resolved by arbitration, with arbitrator selection and arbitration procedures governed by the rules of the American Arbitration Association then in effect. Such arbitration shall be the exclusive means of resolving any disputes between the parties, and the Executive expressly waives her right to a trial by jury. The decision of the arbitrator shall be final and binding upon the parties, subject to normal judicial review of arbitrator decisions as provided by law. The cost of any arbitration shall be divided equally between the Executive and the Corporation.

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5.5        Effective Date

Notwithstanding the execution date of this Agreement, the terms and conditions of this Agreement are effective retroactively to April 12, 2017.

(signatures follow on the next page)

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IN WITNESS WHEREOF,  the parties have duly executed this Agreement on May 29, 2017.

SIGNED, SEALED AND DELIVERED	)

In the presence of:	)

)

)

(s) Nathalie Rolland	)	(s) Christine Bullen

Witness	)	Christine Bullen

DAVIDsTEA (USA) Inc.

By: (s) Joel Silver

Name: Joel Silver

Title: President & CEO

By: (s) Maurice Tousson

Name: Maurice Tousson

Title: Chair, Board of Directors

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